Exhibit 5.2
September 7, 2007
The Board of Directors
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, OH 43017
Ladies and Gentlemen:
     I am Associate General Counsel of Cardinal Health, Inc., an Ohio Corporation (the “Company”), and I and those under my supervision have acted as counsel to the Company in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission relating to the offering from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of (i) common shares, without par value, of the Company (“Common Shares”), (ii) preferred shares, without par value, of the Company (“Preferred Shares”), and (iii) one or more series of debt securities of the Company (the “Debt Securities,” and together with the Common Shares and the Preferred Shares, the “Offered Securities”). The offering of the Offered Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.
     In rendering this opinion, I, or attorneys under my supervision, have examined the Registration Statement. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of those documents and instruments filed as exhibits to the Registration Statement, such corporate records of the Company, certificates or documents and have made such other investigations and reviewed such questions of law as I have deemed necessary or appropriate for purposes of rendering this opinion.
     In the examination of the foregoing and in rendering this opinion, I have assumed the genuineness, without independent investigation, of all signatures on all documents, the legal capacity of each signatory to such documents, the conformity to original documents of all documents submitted for my examination as copies and the authenticity of all such documents.
     Based on the foregoing, and subject to the qualifications hereinafter set forth, I am of the opinion that:
     1. The Common Shares will be validly issued, fully paid and non-assessable when: (a) final resolutions shall have been duly adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof, authorizing the issuance and sale of the Common Shares, in conformity with the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), and the Common Shares are issued in a manner consistent therewith and assuming the Company shall have such number of Common Shares as are included in such offering or sale authorized and available for issuance; (b) the certificates, if any, representing the Common Shares in the form of the specimen certificate examined by me shall have been duly executed, countersigned and registered; and (c) such Common Shares shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     2. The Preferred Shares will be validly issued, fully paid and non-assessable when: (a) final resolutions shall have been duly adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof, authorizing the issuance and sale of the Preferred Shares, in conformity with the Articles, and the Preferred Shares are issued in a manner consistent therewith and assuming the Company shall have such number of Preferred Shares as are included in such offering or sale authorized and available for issuance; (b) all corporate action necessary for the issuance and sale of the shares of Preferred Shares has been taken, including the adoption and filing of an amendment to the Articles relating thereto; (c) the certificates, if any, representing the Preferred Shares in the form of the specimen certificate examined by me shall have been duly executed, countersigned and registered; and (d) such Preferred Shares shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     This opinion is limited to matters of the laws of the State of Ohio and United States federal law. Accordingly, I express no opinion as to the law of any other domestic or foreign jurisdiction. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement such opinion to reflect any circumstances which may hereafter come to my attention with respect to such opinion and statements set forth above, including any changes in applicable law which may hereafter occur. Furthermore, this opinion is limited to the opinions expressly stated herein. No implication shall be drawn from anything herein that has the effect of extending any such opinion beyond what is expressly stated in such opinion.
     I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of the Securities” in the Prospectus.
Very truly yours,
/s/ John M. Adams, Jr.
Associate General Counsel – Cardinal Health, Inc.

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